Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153573 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 21, 2013, appearing in this Annual Report on Form 11-K of the Huntington Investment and Tax Savings Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Columbus, Ohio

June 21, 2013